Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Strategy Aggressive Growth Allocation Fund
Nuveen Strategy Growth Allocation Fund

Each a Series of Nuveen Strategy Funds, Inc.
811-07687

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned for Nuveen Strategy
Aggressive Growth Allocation Fund and Nuveen
Strategy Growth Allocation Fund to August 15 and to
September 19, 2014.


The results of the votes in September for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen Strategy
Aggressive Growth
Allocation Fund

<c>Nuveen
Strategy Growth
Allocation Fund

To approve a new
investment management
agreement between the
Company and Nuveen
Fund Advisors, LLC.



   For
          3,081,271
          6,855,672
   Against
               48,860
             161,293
   Abstain
             156,635
             358,850
   Broker Non-Votes
          1,212,265
          2,777,664
      Total
          4,499,031
        10,153,479



To approve a new sub-
advisory agreement
between Nuveen Fund
Advisors and Nuveen
Asset Management, LLC



   For
          3,125,463
          6,880,012
   Against
               50,522
             176,862
   Abstain
             110,781
             318,938
   Broker Non-Votes
          1,212,265
          2,777,667
      Total
          4,499,031
        10,153,479



To approve revisions to
the fundamental policy
related to the purchase
and sale of commodities.



   For
          3,112,837
          6,831,474
   Against
               59,219
             208,711
   Abstain
             114,709
             335,626
   Broker Non-Votes
          1,212,266
          2,777,668
      Total
          4,499,031
        10,153,479


Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240350.